Exhibit 99.1

ADMA Biologics Announces Preliminary Fourth Quarter 2022 Revenue Estimate

Fourth Quarter 2022 Preliminary Estimated Total Revenues of Approximately $48-$50 Million

RAMSEY, N.J. and BOCA RATON, FL, December 6, 2022 - ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics, today announced preliminary estimates for its total revenue for the quarter- and year-ended December 31, 2022.

Based on the most current information available to ADMA’s management, including quarter-to-date performance, ADMA preliminarily estimates that its total revenue for the quarter- and year-ended December 31, 2022 will be between $48 million and $50 million and $152 million and $154 million, respectively. This forecasted fourth quarter 2022 revenue represents more than 85% year-over-year growth when compared to $26.4 million of total revenues for the fourth quarter of 2021.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three United States Food and Drug Administration (FDA)-approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: BIVIGAM® (immune globulin intravenous, human) for the treatment of primary humoral immunodeficiency (PI); ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-approved source plasma collector in the U.S., which provides a portion of its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents: 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 and European Patent No. 3375789, among others, related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. (“we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include statements about the Company’s estimated fourth quarter and full-year 2022 total revenue. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Skyler Bloom
Senior Director, Corporate Strategy and Business Development | 201-478-5552 | sbloom@admabio.com

INVESTOR RELATIONS CONTACT:

Michelle Pappanastos
Senior Managing Director, Argot Partners | 212-600-1902 | michelle@argotpartners.com